Exhibit 10.66

MARSH & MCLENNAN COMPANIES,
INC. NON‑SOLICITATION AGREEMENT

AGREEMENT, dated as of _______9/10/08______________, ____, between Marsh & McLennan Companies, Inc. (the “Company”) and _Vanessa Wittman_, an employee of the Company (the “Employee”).
R E C I T A L S:
This Agreement, and the Confidentiality Agreement to be executed simultaneously herewith, is entered into in consideration of the Employee's (a) employment by the Company, (b) participation in any bonus compensation plan of Company, as required under such plan, and (c) Employee's access to Confidential Information and Trade Secrets belonging to Company.
NOW, THEREFORE, the Company and the Employee hereby agree to be bound by this Non-Solicitation Agreement as follows:

1.	Non-Solicitation Of Clients
(a)Employee acknowledges and agrees that solely by reason of employment by Company, Employee has and will come into contact with a significant number of Company's clients and prospective clients, and will have access to Confidential Information and Trade Secrets (as defined in the Confidentiality Agreement), including those regarding the Company's clients, prospective clients and related information.
(b)Consequently, Employee covenants and agrees that in the event of separation from employment with the Company, whether such separation is voluntary or involuntary, Employee will not, for a period of twelve (12) months following such separation, directly or indirectly: (i) solicit clients of the Company for the purpose of selling or providing products and services of the type sold or provided by Employee while employed by the Company; or (ii) induce clients or prospective clients of Company to terminate, cancel, not renew, or not place business with Company, or (iii) perform or supervise the performance of services, or provide or supervise the provision of products, of the type sold or provided by Employee while he or she was employed by the Company on behalf of any clients or prospective clients of Company. This restriction shall apply only to those clients or prospective clients of Company with whom Employee had contact or about whom Employee obtained Confidential Information or Trade Secrets during the last two (2) years of his or her employment with the Company. For the purposes of this Section, the term “contact” means interaction between Employee and the client which takes place to further the business relationship, or making (or assisting or supervising the making of) sales to or performing (or assisting or supervising the performance of) services for the client or prospective client on behalf of the Company. For purposes of this Section, the term “contact” with respect to a “prospective” client means interaction between Employee and a potential client of the Company which takes place to obtain the business of the potential client on behalf of the Company.

2.	Non-Solicitation Of Employees
Employee acknowledges and agrees that solely as a result of employment with the Company, and in light of the broad responsibilities of such employment which include working with other employees of the Company or its subsidiaries and affiliates, Employee has and will come into contact with and acquire Confidential Information and Trade Secrets regarding the Company's other employees. Accordingly, both during employment with the Company and for a period of twelve (12) months thereafter, Employee shall not, either on Employee's own account or on behalf of any person, company, corporation, or other entity, directly or indirectly, solicit, or endeavor to cause any employee of the Company with whom Employee, during the last two (2) years of his or her employment with the Company, came into contact for the purpose of soliciting or servicing business or about whom Employee obtained Confidential Information, to leave employment with Company.

3.	Conflict Of Interest
Employee may not use his/her position, influence, knowledge of Confidential Information or Trade Secrets or Company's assets for personal gain, except as specifically provided in this Agreement. A direct or indirect financial interest, including joint ventures in or with a supplier, vendor, customer or prospective customer without disclosure and the express written approval of the President or highest executive officer of Company is strictly prohibited and constitutes cause for dismissal.

4.	Equitable Relief
In recognition of the fact that irreparable injury will result to the Company in the event of a breach by the Employee of his/her obligations under this Agreement, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor, the Employee acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to (a) specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the Employee and persons acting for or in connection with the Employee and (b) recovery of all reasonable sums and costs, including attorneys' fees, incurred by the Company in seeking to enforce the provisions of this Agreement.

5.	Severability
The parties agree they have attempted to limit the scope of the post-employment restrictions contained herein to the extent necessary to protect Confidential Information and Trade Secrets, client relationships and good will. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under applicable laws and public policies. Accordingly, if any particular portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such invalid portion, and reformed to the extent valid and enforceable. Such deletion and reformation shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

6.	Other Agreements Survive
The obligations of the Employee under this Agreement shall be independent of, and unaffected by, and shall not affect, other agreements, if any, binding the Employee which apply to the Employee's business activities during and/or subsequent to the Employee's employment by the Company. The obligations under this Agreement also shall survive any changes made in the future to the employment terms of Employee, including but not limited to changes in salary, benefits, bonus plans, job title and job responsibilities.

7.	Employment At-Will
The Employee understands that this Agreement does not constitute a contract of employment and does not promise or imply that his/her employment will continue for any period of time. Employment with Company is “at-will,” and may be terminated either by Employee or Company at any time, with or without cause, and with or without notice.

8.	Binding Effect; Assignment
The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any of its subsidiaries or affiliates to whose employ he/she may be transferred without the necessity that this Agreement be re-signed at the time of such transfer. Further, the rights of the Company hereunder may be assigned, without consent of the Employee, at any time, to any successor in interest of the Company, or any portion thereof, by reason of merger, consolidation, sale, lease or other disposition of any or all of the assets or stock of the Company.

9.	Governing Law and Choice of Forum
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions. The parties being desirous of having any disputes resolved in a forum having a substantial body of law and experience with the matters contained herein, the parties agree that any action or proceeding with respect to this Agreement and Employee's employment shall be brought exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and the parties agree to the jurisdiction thereof. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any such action in the said court(s), and further irrevocably waive any claim they may now or hereafter have that any such action brought in said court(s) has been brought in an inconvenient forum. Employee recognizes that, should any dispute or controversy arising from or relating to this agreement be submitted for adjudication to any court, arbitration panel or other third party, the preservation of the secrecy of Confidential Information or Trade Secrets may be jeopardized. Consequently, Employee agrees that all issues of fact shall be severed for trial without a jury.

10.	Non-Waiver
The failure of either Company or Employee, whether purposeful or otherwise, to exercise in any instance any right, power, or privilege under this Agreement or under law shall not constitute a waiver of any other right, power, or privilege, nor of the same right, power, or privilege in any other instance. Any waiver by Company or by Employee must be in writing and signed by either Employee, if Employee is seeking to waive any of his or her rights under this Agreement, or by the President or highest executive officer of Company, if the Company is seeking to waive any of its rights under this Agreement.

11.	Modification
No modification of this Agreement shall be valid unless made in a writing signed by both parties hereto, wherein specific reference is made to this Agreement.

12.	Cooperation
Both during the Employee's employment with the Company and after the termination thereof for any reason, Employee agrees to provide the Company with such information relating to his or her work for the Company or others, as the Company may from time to time reasonably request in order to determine his or her compliance with this Agreement.

13.	Disclosure
Employee hereby specifically authorizes the Company to contact his or her future employers to determine his or her compliance with the Agreement or to communicate the contents of this Agreement to such employers. Employee further specifically authorizes the Company to, in its sole discretion and without further permission from Employee, furnish copies of the Agreement to any client or prospective client of the Company and indicate that Employee has entered into this Agreement with the intention that the Company and each of its clients or prospective clients may rely upon his or her compliance with this Agreement.

14.	Headings
Section headings are used herein for convenience or reference only and shall not affect the meaning of any provision of this Agreement.
IN WITNESS WHEREOF, Employee has executed this Agreement as of the day and year first hereinabove set forth.

________/s/Vanessa Wittman___
EMPLOYEE

Date: ________9/10/08______

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